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                                                                  Exhibit 10.22

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made and entered into as of this 1st day of February, 1998, by and between Vital Images, Inc. (the "Company") and Douglas M. Pihl (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, the Company desires to retain the services of the Executive in the capacity of President and Chief Executive Officer and the Executive hereby accepts and agrees to such employment, subject to the supervision of the Board of Directors of the Company (the "Board") and the further terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


         1. EMPLOYMENT. Upon the terms and subject to the conditions herein contained, the Company hereby employs the Executive as President or in such other capacity as may be determined from time to time by the Board, and the Executive hereby accepts such employment.

         2. SALARY. In exchange for the provision of services, the Executive shall receive an annual salary in the amount of One Hundred Twenty Thousand Dollars ($120,000.00) (the "Salary") payable in accordance with the Company's payment practices. The Salary may be adjusted in such manner as the Board deems appropriate.

         3. BENEFITS. Except as the Board may otherwise provide, Executive shall be entitled to participate in any life insurance, health insurance, dental insurance, disability insurance or any other fringe benefit plan which the Company may from time to time make available to its salaried senior executives. Any of such benefits may be modified or withdrawn by the Company in its discretion to the extent the same are withdrawn or modified or supplemented for other employees similarly situated.

         4. DISCRETIONARY BONUS. The Executive may from time to time receive a bonus in the sole discretion of the Board.

         5. VACATION. Executive shall be entitled to as many days paid vacation per calendar year as he wishes to take; provided, however, that the Executive complies with Section 7 of this Agreement.

         6. EXPENSES. The Company shall reimburse the Executive for all reasonable expenses properly incurred by the Executive in the discharge of his duties hereunder upon production of evidence therefor.

         7. SERVICES; DUTIES. Executive shall have the normal duties, responsibilities and authority of a Chief Executive Officer, subject to the power of the Company's Board of Directors to expand or limit such duties, responsibilities and authority. The Executive shall devote as much of his time and effort to the business of the Company as is required to perform his duties and responsibilities hereunder in a satisfactory manner. The Executive shall perform the duties and obligations required of the Executive hereunder in a competent, efficient and satisfactory manner at such hours and under such conditions as the performance of such duties and obligations may require.

         8. CONFIDENTIALITY AND LOYALTY. Executive acknowledges that, during the course of his employment he will produce and have access to materials, records, data and information not generally available to the public regarding the Company, its customers and affiliates (collectively "Confidential Information"). Accordingly, during and subsequent to the termination of this Agreement, Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any Confidential Information, except to the extent authorized in writing by the Company, or as required by

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              law or any competent administrative agency or as otherwise is reasonably necessary or appropriate in connection with the performance by Executive of his duties pursuant to this Agreement. Upon termination of his employment under this Agreement, Executive shall promptly deliver to the Company (i) all records, manuals, books, documents, client lists, letters, reports, data, tables, calculations and all copies of any of the foregoing which are the property of the Company or which relate in any way to the business or practices of the Company, and (ii) all other property of the Company and Confidential Information which in any of these cases are in his possession or under his control.

         9. REMEDIES. Executive agrees and understands that any breach of any of the covenants or agreements set forth in Section 8 of this Agreement will cause the Company irreparable harm for which there is no adequate remedy at law, and, without limiting whatever other rights and remedies the Company may have under this Agreement, Executive consents to the issuance of an injunction in favor of the Company enjoining the breach of any of the aforesaid covenants or agreements by any court of competent jurisdiction. If any or all of the aforesaid covenants or agreements are held to be unenforceable because of the scope or duration of such covenant or agreement, the parties agree that the court making such determination shall have the power to reduce or modify the scope and/or duration of such covenant to the extent that allows the maximum scope and/or duration permitted by applicable law.

         10. AT-WILL EMPLOYMENT. The Executive shall be employed on an at-will basis, and not for any definite term. The Executive or the Company may terminate the employment relationship at any time, for any or no reason, upon 10 days' notice to the other party.

         11. SURVIVING RIGHTS. Notwithstanding the termination of the Executive's employment, the parties shall be required to carry out any provisions hereof which contemplate performance subsequent to such termination; and such termination shall not affect any liability or other obligation which shall have accrued prior to such termination, including, but not limited to, any liability for loss or damage on account of a prior default.

         12. NOTICES. All notices, requests, and other communications shall be in writing and except as otherwise provided herein, shall be considered to have been delivered if personally delivered or when deposited in the United States Mail, first class, certified or registered, postage prepaid, return receipt requested, addressed to the proper party at its address as set forth below, or to such other address as such party may hereafter designate by written notice to the other party:

              (a) If to the Company, to:           Vital Images, Inc.
                                                   West Lake Street - Suite 100
                                                   Minneapolis, MN  55416-4510
                                                   ATTN:   Greg Furness

                         With a copy to:           Richard A. Hoel
                                                   Winthrop & Weinstine, P.A.
                                                   Dain Rauscher Plaza
                                                   60 South Sixth Street
                                                   Minneapolis, MN 55402

                (b) If to Executive, to:           Douglas M. Pihl
                                                   REX Capital Partners
                                                   520 Marquette Avenue
                                                   Suite 900
                                                   Minneapolis, Minnesota 55402

         13. WAIVER, MODIFICATION OR AMENDMENT. No waiver, modification or amendment of any term, condition or provision of this Agreement shall be valid or of any effect unless made in writing, signed by the party to be bound or its duly authorized representative and specifying with particularity

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              the nature and extent of such waiver, modification or
              amendment. Any waiver by any party of any default of the other shall not affect or impair any right arising from any subsequent default. Nothing herein shall limit the rights and remedies of the parties hereto under and pursuant to this Agreement, except as set forth above.

         14. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto in respect of transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         15. INTERPRETATION. The provisions of this Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or such part thereof as may be unenforceable or invalid shall be deemed severed from this Agreement and the remaining provisions shall be carried out with the same force and effect as if the severed provision or part thereof had not been a part of this Agreement.

         16. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

         17. ASSIGNMENT. Executive acknowledges that Executive's services are unique and personal. Accordingly, Executive may not assign Executive's rights or delegate Executive's duties or obligations under this Agreement. This Agreement shall inure to the benefit of and be enforceable by the Company and any successor or permitted assignee, and may be assigned by the Company to any purchaser of all or substantially all of the Company's business or assets (by merger, sale of assets, consolidation, acquisition of stock or otherwise) without the consent of Executive, and may otherwise be assigned by the Company only with Executive's consent.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                            VITAL IMAGES, INC.


                                            By:    /s/ GREGORY S. FURNESS
                                                   Its: CHIEF FINANCIAL OFFICER



                                            EXECUTIVE:


                                            /s/ DOUGLAS M. PIHL
                                            Douglas M. Pihl

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